SUB ITEM 77Q1(a)
Amendments, dated April 22, 2008 and May 29, 2008, to the Declaration of Trust for MFS Series Trust XI, are contained in Post-Effective Amendment No. 27 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68320 and 811-7992, as filed with the Securities and Exchange Commission via EDGAR on June 30, 2008, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.